UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2018

Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35469	94-3354663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Race Street San Jose, CA	95126
(Address of Principal Executive Offices)	(Zip Code)
(408) 882-5100
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 8.01 of this report under the headings “Indenture” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.
The net proceeds from the offering of the Notes (as defined below), given the Initial Purchasers’ (as defined below) full exercise of their option to purchase additional Notes, were approximately $138.5 million after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Vocera Communications, Inc. (the “Company”). The Company used approximately $8.9 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remaining net proceeds from this offering for working capital and other general corporate purposes, which may include funding research and development, increasing the Company’s working capital, acquisitions or investments in complementary businesses, products or technologies and capital expenditures.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms and conditions of the Notes and Indenture described in Item 8.01 of this report are incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 8.01 of this report under the headings “Purchase Agreement” and “Indenture” is incorporated by reference into this Item 3.02.
Item 8.01. Other Events.
Purchase Agreement
On May 14, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and Piper Jaffray & Co., as representatives (the “Representatives”) of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of $125.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2023 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Representatives have an option under the Purchase Agreement to purchase up to an additional $18.75 million aggregate principal amount of Notes which was exercised by the Representatives in full on May 16, 2018. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and/or its affiliates, for which they received or will receive customary fees and expenses. For instance, one of the Initial Purchasers is a counterparty to the capped call transactions described under the heading “Capped Call Transactions” below. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and/or its instruments. The Initial Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indenture
The Notes were issued pursuant to an Indenture, dated as of May 17, 2018 (the “Indenture”), between the Company and U.S. Bank, National Association, as trustee. The Notes are unsecured, unsubordinated obligations of the Company. The Notes will bear interest of 1.50% per year payable semi-annually in arrears. The Notes mature on May 15, 2023 unless repurchased or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to the maturity date.
The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by the Company in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2)	default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4)	failure by the Company to give a fundamental change notice or a notice of a specified corporate event at the time and in the manner provided in the Indenture;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(6)
failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements under the Notes or the Indenture;

(7)
an event of default by the Company or any of its subsidiaries as defined under any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary:

(i)	resulting in such indebtedness becoming or being declared due and payable, or

(ii)	constituting a failure to pay when due (at express maturity, upon required repurchase, upon acceleration or otherwise) the principal or interest of any such indebtedness;
And in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture;

(8)
a final judgment or judgements for payment of $30,000,000 (or its foreign currency equivalent) or more in the aggregate is rendered against the Company or any of its subsidiaries, and such judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

The Notes are convertible into cash, shares of Common Stock or a combination thereof, at the Company’s election, at an initial conversion rate of 31.0073 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $32.25 per share of Common Stock subject to adjustment. Prior to the close of business on the business day immediately preceding February 15, 2023, such conversion is subject to the satisfaction of certain conditions set forth below.
Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.
Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding February 15, 2023, in multiples of $1,000 principal amount, only under the following circumstances:

•
during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•
during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that ten day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;

•	if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date; or

•	upon the occurrence of specified corporate events.
A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.
Capped Call Transactions
On May 14, 2018, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Morgan Stanley & Co. LLC, Jefferies International Limited and Barclays Bank PLC and/or their respective affiliates (the “Capped Call Counterparties”). On March 17, 2018, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into privately negotiated additional capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Capped Call Counterparties. The Capped Call Transactions initially cover, subject to customary adjustments, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes. The cap price of the Capped Call Transactions is initially $38.9440 per share of Common Stock, representing a premium of 60% above the last reported sale price of $24.34 per share of Common Stock on May 14, 2018, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to holders of Common Stock upon conversion of the Notes, with such reduction subject to a cap based on the cap price.
In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to purchase shares of common stock and/or enter into various derivative transactions with respect to Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Stock or the Notes at that time.
In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Stock and/or purchasing or selling Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date of the capped call transaction). This activity could also cause an increase or decrease in the market price of Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.
The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
Forms of the Base Capped Call Transaction confirmation (the “Base Capped Call Confirmations”) and the Additional Capped Call Transaction confirmation (the “Additional Capped Call Confirmations”) are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference. The description of the Base Capped Call Confirmations and the Additional Capped Call Confirmations contained in this Form 8-K is qualified in its entirety by reference to Exhibits 99.1 and 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated May 17, 2018 between Vocera Communications, Inc. and U.S. Bank, National Association (including form of Global Note).

99.1	Form of Base Capped Call Transaction Confirmation.

99.2	Form of Additional Capped Call Transaction Confirmation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: May 17, 2018	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer